UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

First Amendment to the Kraton Corporation Amended and Restated 2016 Equity and Cash Incentive Plan. On May 19, 2021, Kraton Corporation (the "Company") held its 2021 Annual General Meeting of Stockholders (the "Meeting"). At the Meeting, the stockholders of the Company approved the First Amendment to the Kraton Corporation Amended and Restated 2016 Equity and Cash Incentive Plan (the "Amendment"), as summarized in our definitive proxy statement for the Meeting filed with the U.S. Securities and Exchange Commission on April 8, 2021 (the "Proxy Statement"). The Amendment previously had been approved, subject to stockholder approval, by the board of directors of the Company (the "Board").

Award Agreement Restatements. On May 19, 2021, the Compensation Committee of the Board approved restatements of the restricted stock unit ("RSU") and performance restricted stock unit ("PRSU") award agreements, which were granted in 2019, 2020 and 2021 under each of the Company's 2019 Equity Inducement Plan, 2016 Equity and Cash Incentive Plan and Amended and Restated 2016 Equity and Cash Incentive Plan (the "Award Agreements"). The revisions, effective May 19, 2021, include permitting a double-trigger acceleration of the vesting of relevant awards if a participant terminates participant's employment for Good Reason (as defined in the Company's Executive Severance Plan) on or before the second anniversary of a Change in Control (as defined in the respective governing plan).

These summaries and the foregoing description of the Amendment and Award Agreements are qualified in their entirety by reference to the text of the Amendment, which is included as an exhibit to the Proxy Statement, and the new form of Award Agreements, when filed which are incorporated herein by reference.

Item 5.07      Submission of Matters to a Vote of Security Holders.

A total of 29,596,697 shares of common stock of the Company were represented in person or by proxy at the Meeting. The Company's stockholders considered four proposals as described in the Proxy Statement. The final results of the voting on each matter submitted to the Company's stockholders at the Meeting are set forth below.

Proposal 1 - Election of Class III Directors. The stockholders elected all three nominees for Class III director by the vote shown below.

Nominee	Votes "For"	Votes "Withheld"	Broker Non-Votes
Shelley J. Bausch	26,566,128.71	1,263,632	1,766,937
Kevin M. Fogarty	27,649,051	180,709.71	1,766,937
Karen A. Twitchell	26,316,275.71	1,513,485	1,766,937

Proposal 2 - Advisory Vote to Approve the Compensation of the Company's Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers.

Votes "For"	Votes "Against"	Abstentions	Broker Non-Votes
27,037,087	788,218.70	4,455	1,766,937

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the retention of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.

Votes "For"	Votes "Against"	Abstentions	Broker Non-Votes
29,412,836	177,193.38	6,668	1,766,937

Proposal 4 - Adoption of the First Amendment to the Amended and Restated 2016 Equity and Cash Incentive Plan. The stockholders approved the adoption of the First Amendment to the Amended and Restated 2016 Equity and Cash Incentive Plan.

Votes "For"	Votes "Against"	Abstentions	Broker Non-Votes
27,099,868	725,623.70	4,269	1,766,937

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	First Amendment to the Kraton Corporation Amended and Restated 2016 Equity and Cash Incentive Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 8, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Denotes compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Corporation

Date: May 24, 2021	By:	/s/ James L. Simmons
James L. Simmons
Senior Vice President and General Counsel